EXHIBIT 10.1

***TEXT OMITTED AND FILED SPARATELY
CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. SS.SS. 200.80(B)(4),
200.83 AND 240.24B-2

                           Purchase and Sale Agreement

This Purchase and Settlement Agreement (the "Agreement") is made as of August 31, 2001 (the "Effective Date") by and among Myrient Inc., a Nevada corporation ("Seller") and Covad Communications Company, a California corporation ("Covad"). Seller and Covad are parties to a Services Agreement effective as of September 17, 1999, as amended from time to time (the "Services Agreements") pursuant to which Covad provides Services (as defined in the Services Agreements) to Seller's end user customers. As of the date hereof, Seller has a past due balance to Covad in the amount of Six Hundred Sixteen Thousand and 00/100 Dollars ($616,000.00) for services through August 31, 2001 (the "Receivable") and, in addition to the Receivable, Seller has a promissory note, as amended, (the "Note") in the principal amount of Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000.00), attached hereto as [...**...]. The parties desire to execute the transaction contemplated herein and migrate as many of Seller's xdsl end user customers supplied by Covad from Seller to Covad or its designee(s).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Purchase and Sale. Covad hereby purchases from Seller, and Seller hereby sells, transfers, conveys, delivers and assigns to Covad, the following assets (collectively, the "Purchased Assets"), free and clear of any liens, claims, pledges, options, security interests, charges or other encumbrances of any kind or nature whatsoever (collectively, "Liens"): (i) all of Sellers' rights to all installed digital subscriber lines
          ("xDSL") that are currently served by Covad's network(the "Acquired Lines"); and
     (ii) all customer information and files associated with the Acquired Lines, including customer lists, contact information, such as telephone numbers, email addresses and billing addresses, circuit ID numbers and passwords for customer premise equipment and IP addresses.
2. Consideration. In consideration of the Purchased Assets, Covad agrees to pay Seller [...***...] per Successfully Migrated (as defined in Section 2.2) SDSL Line and [...***...] per Successfully Migrated (as defined in
     Section 2.2) ADSL Line ("Purchase Price"). The Purchase Price shall be paid as follows:
2.1 Covad shall credit all Purchase Price payments against the Receivable until such time, if any, that the Purchase Price exceeds the Receivable (the amount of the Purchase Price in excess of the Receivable being referred to as the "Excess"). Covad shall credit the amount of any Excess against the Note. In the event that the Note exceeds the Purchase Price, Seller shall pay Covad the remaining amounts due under the Note per the terms of the Note.
2.2 Successful Migration. A "Successfully Migrated" Installed Line and a "Successfully Installed" Pending Line shall be defined as an End User who has executed a new services agreement with Covad or its designee ("New Service Agreement") and had his/her or its xDSL line is operationally transitioned, or installed, as the case may be, to Covad or its designee. Covad shall forward to Seller status reports that provide detailed status of all Acquired Lines.
3. Assistance with Transfer. The migration shall commence immediately following the execution of this Agreement and shall conclude upon the earlier of (a) Covad's migration or disconnection of all End Users and
     (b) sixty (60) days following the date of this Agreement (the "Migration Date"). This period is referred to as the "Migration Period." Seller shall reasonably cooperate at its own expense with Covad and Covad's designee(s) in assisting the migration of the end users associated with the Acquired Lines (the "End Users") to Covad or one or more internet service providers designated by Covad. Without limiting the foregoing, Seller shall (a) refer End Users who contact Seller to a support phone number designated by Covad,
     (b) make product configuration information available to Covad, and
     (c) continue to provide and support internet access to End Users for the Acquired Lines in the ordinary course of business consistent with past practice during the Migration Period until such End Users have been migrated or terminated. In addition, to effectively complete the transfer and migration, Seller and Covad will each designate one primary person and one stand-by person from each of their respective organizations who will

                                 Exhibit 10.1.1

***CONFIDENTIAL TREATMENT REQUESTED
     serve as the main contacts between the parties during the migration. Seller also agrees to execute and deliver such other documents as Covad may reasonably request to effectuate the transactions contemplated under this Agreement.
4. Representations and Warranties of Seller. Seller hereby represents, warrants and covenants to Covad as follows:
4.1 Corporate Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite power and authority (corporate and other) to own, lease and operate its properties and assets and to conduct its business as now being conducted. Seller has qualified as a foreign corporation and is in good standing under the laws of all jurisdictions where the nature of the Purchased Assets requires such qualification.
4.2 Authority Relative to Agreement. Seller has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and in connection herewith. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by its Board of Directors and no other corporate proceedings on the part of Seller are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Seller and is the valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms. No consent of, notice to, or filing with, any governmental agency or third party is required in connection with the execution and delivery hereof or the performance of this Agreement and transactions contemplated hereby.
4.3 Absence of Conflicts. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby do not and will not conflict with or result in any violation of or constitute a breach or default under any term of the charter documents or by-laws of Seller, of any agreement, permit or other instrument to which Seller is a party (including any contracts between Seller and the End Users), or by which Seller is bound or to which any of the Purchased Assets are subject, or any judgment to which Seller or the Purchased Assets are bound or subject, or any law, regulation, order or other legal requirement and will not result in the creation of any Lien upon any of the Purchased Assets beyond what already existed as of the date Covad filed a UCC-1 financing statement in connection with the Note.
4.4 Title to Purchased Assets. Seller has good and marketable title to all of the Purchased Assets, in each case free and clear of all Liens. Upon transfer of the Purchased Assets to Covad, as of the Effective Date, Covad will have good and marketable title to all of the Purchased Assets, free and clear of all Liens except as they existed as of the date Covad filed a UCC-1 financing statement in connection with the Note. There are at least 2,800 xDSL circuits whose End Users have not notified Seller of a termination/disconnect request. Seller shall be responsible for satisfying liabilities to End Users entitled to reimbursement for advance payments to Seller for services that will not be provided by Seller, which Seller shall do in the ordinary course of Seller's business in accordance with Seller's normal business practices.
4.5 Compliance with Laws. Seller is not and has not been in violation of, and the business of Seller has been and is being conducted in accordance with, all federal, state, municipal and other laws, regulations, orders and applicable legal requirements.
4.6 Taxes. All of Seller's tax returns and reports that are or were required to be filed, have been filed.
4.7 Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action against Seller is pending or threatened which may materially adversely affect Seller or Seller's financial condition or assets.
5. Representations and Warranties of Covad. Covad hereby represents, warrants and covenants to Seller as follows:
5.1 Corporate Organization and Authority. Covad is a corporation duly organized, validly existing and in good standing under the law of its state of incorporation, and has all requisite power and authority (corporate and other) to own, lease and operate its properties and assets and to conduct its business as now being conducted.
5.2 Authority Relative to Agreement. Covad has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and in connection herewith. This Agreement has been duly executed by Covad and is the valid and legally binding obligation of Covad enforceable against Covad in accordance with its terms. To Covad's knowledge, no consent of, notice to, or filing with, any governmental agency or third party is required in connection with the execution and delivery hereof or the performance of this Agreement and transactions contemplated hereby.

                                 Exhibit 10.1.2

5.3 Absence of Conflicts. The execution, delivery and performance by Covad of this Agreement and the transactions contemplated hereby do not and will not conflict with or result in any violation of or constitute a breach or default under any term of the charter documents or by-laws of Covad, of any agreement, permit or other instrument to which Covad is a party, or by which Covad is bound, or any judgment to which Covad is bound or subject, or any law, regulation, order or other legal requirement.
6. Covenants. In consideration of the mutual agreements contained herein, Seller covenants with Covad as follows:
6.1 Non-Solicitation of End Users. Seller shall not, directly or indirectly, induce or attempt to solicit or induce Broadband Access sales from, or sell Broadband Access services to, any End User or Enterprise customer or induce or attempt to solicit or induce any End User or Enterprise Customer to cease doing Broadband Access business with Covad or its designees for a period of one year. {For the purposes of this Agreement, Broadband Access is defined as any data transmission service (as opposed to any data management services).
6.2 Confidential Information. Seller recognizes that the business interests of Covad and its designee(s) require confidential treatment of all information not generally known within the relevant trade group or by the public, including all documents, processes, programs, computer software, reports, customer lists, trade secrets and all valuable or unique information and techniques constituting Purchased Assets (collectively "Protected Information"). Seller agrees that the Protected Information constitutes trade secrets and confidential and proprietary business information. Seller agrees not to, and not to permit any other person or entity to, directly or indirectly, appropriate, divulge, disclose or otherwise disseminate to any other person or entity, nor use in any manner for Seller's or any other person's or entity's purposes or benefit, any Protected Information.
6.3 Release. As consideration for Covad's covenants contained herein, Seller, on behalf of itself and its affiliates, successors, assigns and legal representatives and their respective officers, directors, employees and agents (collectively, the "Derivative Claimants"), knowingly and voluntarily, hereby release, waive and forever discharge (the "Release") Covad and its affiliates, successors, assigns, directors, officers, employees and agents (collectively, "Released Parties") from all claims, demands, damages, liabilities, obligations, causes, causes of action, suits, debts, sums of money and judgments, whatsoever, in law or in equity (collectively, "Claims"), of any kind, nature or description whatever, whether known or unknown (and if unknown, regardless of whether knowledge of the same may have affected the decision to make this Release), which now exist or which hereafter arise based on any fact or circumstance arising or occurring on or at any time prior to execution of this Agreement, including arising out of or in connection with Myrient's existing connectivity Services Agreements with End Users, including failure to provide any services there under; provided that the foregoing shall not constitute a release with respect to any claims under this Agreement. In furtherance of the foregoing, Seller agrees on behalf of itself and the Derivative Claimants not to sue or prosecute any action against any of the Released Parties with respect to any matter within the scope of this Release and agrees to hold the Released Parties harmless with respect to any such suit or prosecution in contravention of this Section. Seller acknowledges that it (a) has read this Release, (b) understands that this Release constitutes a Release of Claims, (c) has been fully advised by counsel, and (d) intends to be bound legally by this Release, and (e) fully understands that it cannot make any further Claims or seek any further recovery by reason of any Claims subsequent to the date hereof.
6.4 Scope. If, at the time of enforcement of this Section 6, a court shall hold that the duration or scope of any of the restrictions stated herein is unreasonable, the parties agree that the maximum reasonable duration or scope shall be substituted therefore. Seller agrees that if it shall commit or threaten to commit a breach of any of the covenants contained herein, then Covad shall have the right to obtain, without posting any bond or security, all appropriate injunctive and other equitable remedies therefore, in addition to any other rights and remedies that may be available at law, it being acknowledged and agreed that any such breach would cause irreparable injury to Covad and that money damages would not provide an adequate remedy therefore.
7. Seller's Indemnification. Seller shall indemnify and hold harmless Covad, its designee(s) and their respective officers, directors, stockholders,

                                 Exhibit 10.1.3
     agents, successors and assigns, from and against and in respect of any claim, action, suit or proceeding relating to any of the following, including any and all related costs, losses, claims, liabilities and expenses, including attorneys' and paralegals' fees and expenses (collectively, "Losses") resulting from, in connection with or arising out of any one or more of the following:
     (a) any breach of any representation or warranty made by Seller in this Agreement;
     (b) any breach by Seller of any of the covenants of this Agreement; (c) migration of the End Users and transfer of the Purchased Assets; (d) any obligation or liability of any kind or nature whatsoever associated with Seller's relationship with an End User or termination thereof pursuant to a connectivity services agreement or otherwise.
8. Covad's Indemnification. Covad shall indemnify and hold harmless Seller, its designee(s) and its respective officers, directors, stockholders, agents, successors and assigns, from and against and in respect of any claim, action, suit or proceeding relating to any of the following, including any and all related costs, losses, claims, liabilities and expenses, including attorneys' and paralegals' fees and expenses (collectively, "Losses") resulting from, in connection with or arising out of any one or more of the following:
     (a) any breach of any representation or warranty made by Covad in this Agreement;
     (b) any breach by Covad of any of the covenants of this Agreement; (c) any new contract Covad enters into or offers to enter into with End
          Users.
9. Waiver of Fees. Neither Seller nor Covad shall charge the other for any cancellation fee, service fee or other penalty related to cancellation or migration of services associated with Acquired Lines, provided, however, that Seller shall pay Covad immediately upon demand for all early termination liabilities related to backhaul circuits and other costs charged to Covad by third parties associated with the shutting down of network components related to the Acquired Lines.
10. Joint Communication. Seller and Covad agree to cooperate to jointly disseminate a notice to the End Users advising them of the migration of the Acquired Lines and the steps they should take to maintain continuity of service, which notice shall, at Covad's option, make clear that Covad is not assuming the End Users' contracts with Seller and is not responsible for any pre-payments by the End User or any other credits. Each party shall have the right to approve the language of any notice to End Users concerning the migration sent by the other party, which approval shall not be unreasonably withheld.
11. No Assumed Liabilities. Covad does not and shall not assume any liability or obligation of any kind or nature whatsoever in connection with Seller's provision of services to the End Users (or failure to provide such services) or otherwise in connection with Seller's relationship with the End Users or the termination thereof pursuant to any contract that Seller has or had with its End Users or otherwise.
12. Non Interference with Business Relations. Seller and Covad each agree that they shall not make disparaging, negative or other similar remarks about each other, their products, services, managers, officers, employees or affiliates.
13. Services Agreement. The parties agree that the Services Agreement is terminated as of the date hereof.
14.  Miscellaneous
14.1 Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by first class mail, postage prepaid, (ii) one business day later, if sent by fax, provided that hard copy is promptly sent thereafter, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, in each case, addressed to the intended recipient at the address set forth below. Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     To Seller:                             To Covad:
     Myrient, Inc.                          Covad Communications Company
     65 Enterprise                          4250 Burton Drive
     Aliso Viejo, CA 92656                  Santa Clara, California 95054
     Attn: General Counsel                  Attn: General Counsel

                                 Exhibit 10.1.4

1.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived only in a written instrument signed by duly-authorized representatives of both parties. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
14.3 No Third-Party Beneficiaries; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as referenced herein with respect to Covad's designee(s), nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than Seller and Covad, and their respective successors or permitted assigns, any rights or remedies hereunder. This Agreement shall not be assigned by Seller by operation of law or otherwise but shall be assignable in whole or in part by Covad in its sole and absolute discretion. Without limiting the foregoing, Seller acknowledges that Covad may retain the Acquired Lines or migrate them to one or more third parties.
14.4 Governing Law; Attorneys' Fees. This Agreement shall be governed by the laws of the State of California without regard to principles of conflicts of law. In the event of any action or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to recover its reasonable out-of-pocket costs incurred in connection therewith, including reasonable attorneys' fees. In any action or proceeding arising under or relating to this Agreement, the parties hereby irrevocably consent and submit to the non-exclusive jurisdiction of any state or federal court sitting in San Francisco, California.
14.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.
14.6 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes all prior or contemporaneous agreements or understandings (whether written or oral) among the parties, with respect to the subject matter contained herein.
16.7 Confidentiality. Neither party shall issue a press release or disclose or describe the terms of this Agreement to any third person without the other party's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each party acknowledges that the other may be required by SEC or Nasdaq rules to issue a press release or make other disclosure regarding the existence and terms of this Agreement, and each party agrees to such disclosure with its prior reasonable approval of the language thereof.

The parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

"Seller":
MYRIENT, Inc.

By:      /s/ Bryan L. Turbow
--------------------------------------------
Name:    Bryan L. Turbow
Title:   President and CTO

"Covad":
COVAD COMMUNICATIONS COMPANY
By:      /s/ Claude T. Tolbert, III
--------------------------------------------
Name:    Claude T. Tolbert, III
Title:   Vice-President, Corporate Development

                                 Exhibit 10.1.5

[...***...]

                                 Exhibit 10.1.6

***CONFIDENTIAL TREATMENT REQUESTED

                      Exhibit A: Promissory Note as Amended

                       FIRST AMENDMENT TO PROMISSORY NOTE

Effective August 31, 2001, this First Amendment to that certain Promissory Note originally executed in favor of Covad Communications Company ("Covad") by Myrient, Inc. (f/k/a LMKI Communications, Inc.), its successors and assigns, dated February 28, 2001 ("Note") is hereby amended as follows:

The first paragraph of the Note is hereby deleted in its entirety and is replaced by the following:

         Pursuant to this Promissory Note ("Note") Myrient, Inc. (f/k/a LMKI Communications, Inc.), its successors and assigns, with a principal place of business and chief executive office at 65 Enterprise, Aliso Viejo, California 92656 ("Maker"), for value received, hereby promises to pay to the order of COVAD COMMUNICATIONS COMPANY, a California corporation, its successors and assigns ("Covad"), at its office located at 4250 Burton Dr., Santa Clara, California 95054, or at such other place or to such other party as the then holder hereof which shall initially be Covad ("Holder"), may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Five Million Five Hundred Thousand Dollars ($5,500,000.00), together with interest thereon from the date hereof until paid in full at a rate of twelve percent per annum. If such rate at any time exceeds the maximum rate allowable under law, the interest rate shall be reduced to the maximum allowable rate. Maker acknowledges and agrees that Covad shall have the right to add to the principal amount of this Note any unpaid amounts which may be payable to Covad from time to time pursuant to any Services Agreement between Maker and Covad.

The second paragraph of the Note is hereby deleted in its entirety and is replaced by the following:

         Payments in the amount of Forty thousand Dollars ($40,000.00) shall be due and payable commencing on April 1, 2002 and continuing on the first day of each calendar month through and including July 1, 2002. Payments in the amount of Fifty-Five thousand Dollars ($55,000.00) shall be due and payable commencing on August 1, 2002 and continuing on the first day of each calendar month through and including December 1, 2006. Payments in the amount of One Hundred Eighty Two Thousand Six Hundred and Seventy Eight and 70/100 Dollars ($182,678.70) shall be due and payable commencing on January 1, 2007 and continuing on the first day of each calendar month through and including December 1, 2009, at which time all unpaid interest and principal together with any other unpaid obligations hereunder shall be due and payable in full.

The third paragraph of the Note is hereby deleted in its entirety and is replaced by the following:

         At the end of each calendar quarter, all accrued and unpaid interest on this Note shall be added to the unpaid principal balance of this Note. All payments on this Note shall be applied first to any fees or costs owing under this Note , second to the payment of accrued interest, and any remainder shall be applied to reduction of the principal balance of this Note. All interest shall be computed on the basis of the actual number of days elapsed over a year consisting of three hundred and sixty days.

The fourth paragraph of the Note is hereby deleted in its entirety and is replaced by the following:

         Maker shall have the right to prepay this Note in whole or in part at any time without penalty or premium. Maker's right to prepay this Note according to attached Schedule A (incorporated herein as part of this First Amendment to Promissory Note) is contingent on all payments having been made within 15 calendar days of their due date. Maker shall have the option to prepay this Note in full at any time on or before December 31, 2002 by payment of Two Million Dollars ($2,000,000.00) plus accrued interest. Maker shall have the option to prepay this Note in full at any time during the calendar year 2003 by payment of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00) plus accrued interest. Maker shall have the option to prepay this Note in full at any time during the calendar year 2004 by payment of Three Million Five Hundred Seventy Five Thousand Dollars ($3,575,000.00) plus accrued interest.

                                 Exhibit 10.1.7

Maker shall have the option to prepay this Note in full at any time during the calendar year 2005 by payment of Four Million Four Hundred Thousand Dollars ($4,400,000.00) plus accrued interest. Maker shall have the option to prepay this Note in full at any time during the calendar year 2006 by payment of Four Million Nine Hundred and Fifty Thousand Dollars ($4,950,000.00) plus accrued interest. Maker shall have the option to prepay this Note in full at any time during the calendar years 2007, 2008 and 2009 by payment of Five Million Five Hundred Thousand Dollars ($5,500,000.00) plus accrued interest. Notwithstanding anything that may be construed to the contrary contained herein, the Maker shall prepay all amounts owing under this Note in full upon the earliest to occur of any one or more of the following events: (i) the Maker consummates an underwritten public offering of securities registered under the Securities Act of 1933, as amended, with net proceeds to Maker of at least twice the amount required to prepay this Note in full, (ii) the Maker incurs any indebtedness for $10,000,000.00 or more in a transaction or series of transactions, including but not limited to borrowing money whether by bonds, indentures, notes or other instruments other than (a) the indebtedness existing as of August 24, 2001, (b) trade payables and accounts payable in the ordinary course of business which are not outstanding more than 30 days, and (c) deferred taxes, (iii) Maker transfers any Covad-supplied digital subscriber lines without Holder's prior written consent and/or (iv) Maker is in default under its Services Agreement with Covad. Maker agrees that Covad shall have the right in its discretion to apply any payments received by Maker first against any amounts owed by Maker for any services provided by Covad to Maker.

The ninth paragraph of the Note is hereby deleted in its entirety and is replaced by the following:

         Upon the occurrence of any one or more of the following (i) the Maker's failure to pay any Obligations that have become due and owing within fifteen
(15) calendar days of such due date whether by scheduled maturity, mandatory prepayment or otherwise; (ii) the commencement of any bankruptcy, liquidation, insolvency, reorganization or similar proceedings by or against Maker; (iii) the default by Maker under any indebtedness other than the indebtedness evidenced by this Note; (iv) the Maker (a) fails to observe or perform any other term of this Note, (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Holder, or (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Holder; (v) the Maker (a) makes an assignment for the benefit of creditors, or (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; (vi) any judgment is entered against the Maker, or any attachment, levy, or garnishment is issued against any property of the Maker and such judgment, attachment, levy or garnishment either individually or when aggregated with all other such judgments, attachments, levies or garnishments equals or exceeds such amount that would impair Holder's security interest; (vii) the Maker, without the Holder's written consent (a) is dissolved, (b) merges or consolidates with any third party involving cash consideration of 50% or more of Maker's obligation under this Note (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, where such transaction involves a cash consideration of 50% or more of Maker's obligation under this Note,(d) leases, purchases or otherwise acquires a material part of the assets of any other business entity, where such transaction involves a cash consideration of 50% or more of Maker's obligation under this Note, (e) agrees to do any of the foregoing. Any breach of Maker under any other agreement with Covad which Maker failed to cure within fifteen (15) calendar days of having received written notice of breach, or (ix) the majority of the stockholders of the Maker on the date hereof shall fail to own directly or indirectly with full power to vote or direct the voting of more than 50% of the voting stock of the Maker (any of the above (i)-(x), a "default"), then (i) Holder shall have the right to accelerate all of the Obligations of Maker hereunder and to migrate all of the Covad-supplied digital subscriber lines to Covad or its designee (the "Migration")and (ii) Covad shall have the right, in Covad's sole discretion, to immediately terminate any services that may be supplied by Covad to Maker; provided, that in the event of a default under clause (ii), such Obligations shall automatically be accelerated. Maker agrees to fully cooperate with any Migration and to provide Covad with all information necessary to consummate such Migration.

All other provisions of the Note shall remain in full force and effect.

                                 Exhibit 10.1.8

IN WITNESS WHEREOF, the Maker and initial Holder have executed this First Amendment to the Note as of the date first above written.

"Maker":

Myrient, Inc.

By: /s/ Bryan L. Turbow
    ----------------------------------------
    Bryan L. Turbow,
    President and CTO

Initial "Holder":

Acknowledged, agreed and accepted:

COVAD COMMUNICATIONS COMPANY

By: /s/ Claude T. Tolbert, III
    ----------------------------------------
    Claude T. Tolbert, III
    Vice-President, Corporate Development

                                 Exhibit 10.1.9

                              SCHEDULE A
                                  to
                  FIRST AMENDMENT TO PROMISSORY NOTE
                          Maker: Myrient, Inc.
                    Effective Date: August 31, 2001

             Maker's Right to Prepay Note Principal in Full
          (Provided all accrued interest is paid concurrently)

TIME OF PREPAYMENT                                   AMOUNT OF PREPAYMENT

Anytime on or before December 31, 2002       $2,000,000.00 plus accrued interest

Any time during the calendar year 2003       $2,750,000.00 plus accrued interest

Any time during the calendar year 2004       $3,575,000.00 plus accrued interest

Any time during the calendar year 2005       $4,400,000.00 plus accrued interest

Any time during the calendar year 2006       $4,950,000.00 plus accrued interest

Any time during the calendar year 2007       $5,500,000.00 plus accrued interest

Any time during the calendar year 2008       $5,500,000.00 plus accrued interest

Any time during the calendar year 2009       $5,500,000.00 plus accrued interest

                                 Exhibit 10.1.10